Exhibit 99.2

ACNIELSEN eRATINGS.COM

AUDITED FINANCIAL STATEMENTS
for the Year Ended December 31, 2001

REPORT OF INDEPENDENT AUDITORS

To ACNielsen eRatings.com:

We have audited the accompanying balance sheet of ACNielsen eRatings.com as of December 31, 2001, and the related statement of operations, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACNielsen eRatings.com as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

February 13, 2002,
except for footnote 9, as to which the date is
May 7, 2002

ACNIELSEN eRATINGS.COM

BALANCE SHEET
December 31, 2001
(Dollars in Thousands)

ASSETS
Current assets:
Cash	$5,677
Related party receivable	835
Accounts receivable, net of allowance for doubtful accounts of $719	2,310
Other current assets	405

Total current assets	9,227

Investments	2,208
Property, plant and equipment, net	2,233
Computer software	738
Deferred charges	311

Total assets	$14,717

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$238
Related party payable	6,861
Deferred revenue	1,057
Accrued liabilities	3,778

Total current liabilities	11,934

Shareholders’ equity:
Convertible preferred stock, par value $.001 per share, 2,000,000 shares authorized; 1 share issued and outstanding	1
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 19,900,000 shares issued and outstanding	2
Additional paid-in capital	56,770
Accumulated deficit	(54,448)
Accumulated other comprehensive income:
Cumulative translation adjustment	458

Total shareholders’ equity	2,783

Total liabilities and shareholders’ equity	$14,717

See accompanying notes.

ACNIELSEN eRATINGS.COM

STATEMENT OF OPERATIONS
Year ended December 31, 2001
(Dollars in Thousands)
Operating revenue	$7,985
Revenue from joint ventures	1,679

Total revenue	9,664

Operating costs	20,589
Selling and administrative expenses	16,483
Depreciation and amortization	1,608

Total costs and expenses	38,680

Operating loss	(29,016)

Equity losses in investments	(1,686)

Income (loss) before income tax expense	(30,702)
Income tax expense	—

Net (loss)	$(30,702)

See accompanying notes.

ACNIELSEN eRATINGS.COM

STATEMENT OF SHAREHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
	Number	Amount	Number	Amount
	(Dollars in Thousands)
Balance, December 31, 2000	1	$1	19,900,000	$2	$24,812	$(23,746)	$1,293	$2,362

Funding from shareholders	—	—	—	—	31,958	—	—	31,958
Net loss	—	—	—	—	—	(30,702)	—	(30,702)
Comprehensive income:	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	(835)	(835)

Total comprehensive loss								(31,537)

Balance, December 31, 2001	1	$1	19,900,000	$2	$56,770	$(54,448)	$458	$2,783

See accompanying notes.

ACNIELSEN eRATINGS.COM

STATEMENT OF CASH FLOWS
Year ended December 31, 2001
(Dollars in Thousands)

Cash flows from operating activities
Net loss	$(30,702)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	1,608
Equity losses in investments	1,686
Allowance for doubtful accounts	654
Deferred licensing fees	1,684
Changes in assets and liabilities:
Accounts receivables	(1,459)
Related party receivables/payables	1,394
Other current assets	839
Accounts payable	(1,178)
Deferred revenues	226
Accrued liabilities	1,370

Net cash used in operating activities	(23,878)

Cash flows from investing activities
Investments in joint ventures	(2,005)
Additions to property, plant and equipment	(1,127)
Additions to computer software	(47)

Net cash used in investing activities	(3,179)

Cash flows from financing activities
Funding from shareholders	31,958

Net cash provided by financing activities	31,958

Effect of exchange rate changes on cash	(389)

Increase in cash	4,512
Cash, beginning of period	1,165

Cash, end of period	$5,677

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 2001

1.    Description of the Business

ACNielsen eRatings.com (the “Company” or “eRatings”), a Delaware corporation, was formed as a joint venture on September 22, 1999, to develop and maintain audience measurement panels and to market Nielsen/NetRatings products and services in international markets outside of the United States, Canada and Japan. Separate joint ventures have been established to develop the French and Latin American markets. The Company is operated through a corporation, ACNielsen eRatings.com in which ACNielsen Corporation (“ACNielsen”) has an 80.1% voting interest and NetRatings has a 19.9% voting interest.

2.    Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared on an historical accounting basis of the Company and do not reflect the basis of VNU N.V., which acquired ACNielsen on February 16, 2001, in the Company.

The financial statements of the branches outside the United States reflect a fiscal year ending November 30 to facilitate timely reporting of the Company’s financial results.

Cash

The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Computer equipment, furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized on a straight-line basis over ten years.

Computer Software

Computer software consists of purchased and internally-developed software and is amortized using the straight-line method over three years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognized when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on the fair value of the assets.

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NOTES TO FINANCIAL STATEMENTS—(Continued)

Revenue Recognition

The Company recognizes 100% of revenue from services that it sells to customers inside of its specified territory, defined as international markets outside of the United States, Canada, Japan, France and Latin America.

The Company recognizes revenue for 50% of services sold by joint venture partners to customers in the United States/Canada (NetRatings), Japan (NetRatings Japan), France (Mediametrie eRatings.com) and Latin America (IBOPE eRatings.com) based on data from panels owned by the Company.

The Company recognizes revenue for 35% of NetRatings’ sales of Canadian and United States panel information from a named list of clients in their territory.

The Company recognizes revenue for 32.55% of NetRatings Japan’s sales of Japanese panel information from a named list of clients in their territory.

The above joint venture revenues are included in revenues from joint ventures.

If the Company or the joint venture partners sell services based on data from a combination of sources located both inside and outside of the its territories, the allocation of revenue is determined by an operating committee consisting of two representatives of each company, with any decisions requiring a unanimous vote of those present, which must include at least one representative of each company.

Contract terms are generally for a one-year period from the time the service is delivered to the client. The Company recognizes revenue ratably over the term of the contract commencing in the month service is initially delivered to the client.

Investments

Investments over which the Company has significant influence but which it does not control are accounted for using the equity method of accounting with the investment recorded in investments and income and losses recorded in equity losses in investments in the accompanying financial statements.

Translation of Foreign Currencies

The Company has operations outside the United States. Therefore, changes in the value of foreign currencies affect the Company’s financial statements when translated into U.S. dollars. For all operations outside the United States where the Company has designated the local currency as the functional currency, assets and liabilities are translated using end-of-period exchange rates; revenue and expenses are translated using average rates of exchange. Resulting translation adjustments are reported as a separate component of comprehensive income in the statement of shareholders’ equity.

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” which requires companies to disclose comprehensive income (loss) in a separate financial statement. Comprehensive income (loss) includes net income (loss) and other comprehensive income. The Company has chosen to disclose comprehensive income, which consists of net loss and currency translation adjustments, in the statement of shareholders’ equity.

Taxes

The Company is included in the consolidated income tax returns of ACNielsen. There is no tax allocation agreement between NetRatings and ACNielsen or between ACNielsen and eRatings. Therefore, there is no obligation for ACNielsen to reimburse NetRatings for the benefit of its tax losses. Conversely, if the Company should have taxable profits in the future, the tax on those profits is the responsibility of ACNielsen and there is no obligation for NetRatings to reimburse ACNielsen for those taxes paid.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 141, “Business Combinations.” SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company believes that the adoption of SFAS No. 141 will not have a significant impact on its financial statements.

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles to goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The adoption of this statement is not expected to have an effect on the Company’s financial position, results of operations or cash flows.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This Statement requires that one accounting model be used for long-lived assets to be disposed of by sale and it broadens the presentation of discontinued operations to include more disposal

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

transactions. The provisions relating to long-lived assets to be disposed of by sale or otherwise are effective for disposal activities initiated by a commitment to a plan after January 1, 2002.

3.    Capital Contributions

The Company was initially capitalized through contributions of $1,990 by NetRatings for the purchase of common stock and $1,000 by ACNielsen for the purchase of convertible preferred stock. To complete the initial capitalization of the Company, ACNielsen agreed to contribute cash to fund the initial roll-out costs, consisting of the costs incurred to establish Internet audience measurement panels in each of the countries initially targeted by the Company, and NetRatings granted an exclusive license with respect to the data collection technology for the covered territory, subject to specified performance criteria. The convertible preferred stock initially purchased by ACNielsen, together with any additional convertible preferred stock purchased as part of the funding of the initial panel roll-out costs, will continue to have an 80.1% voting interest and be convertible into 80.1% of the common stock of the Company. The preferred stock is convertible upon the closing of a firm-commitment underwritten initial public offering. All convertible preferred stock issued by the Company will have a liquidation preference equal to the original purchase price.

A shareholders agreement has been established between ACNielsen and NetRatings, setting forth procedures for funding the ongoing operations of the Company. Apart from the initial panel rollout costs, the capital requirements of the Company will be the responsibility of both shareholders in proportion to their relative voting interests in the Company. Prior to September 23, 2001, however, ACNielsen had agreed to advance these capital requirements by purchasing additional stock, making loans to the Company bearing interest at the prime rate, or arranging loans from third parties. On May 7, 2002, NetRatings reimbursed ACNielsen for their pro rata portion of all such stock purchases. There were no loans outstanding between the Company and ACNielsen.

After the funding of the initial panel roll-out costs and beginning September 23, 2001, the Board of Directors of the Company may make capital calls on the outstanding shares, acting in its sole discretion. If, after a capital call, either ACNielsen and NetRatings defaults on its capital contribution, the Company will issue to the non-defaulting shareholder shares of a senior class of convertible preferred stock having a value equal to the defaulting shareholder’s capital contribution. Beginning September 23, 2002, NetRatings has the right to require a capital call if it can demonstrate that such capital is necessary in order for the Company to exploit commercial opportunities that would be in the best interests of the shareholders. Such a capital call is subject to the default provisions described above, except that if these provisions would result in ACNielsen having insufficient equity ownership to include the Company in its consolidated tax returns during 2003 or 2004, then ACNielsen can require that NetRatings receive convertible debt securities in lieu of the senior class of convertible preferred stock.

4.    Investments

During 2000, the Company and NetRatings established a joint venture in France (Mediametrie eRatings.com), to build and maintain a French audience measurement panel and introduce products and

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

services to the French market. The Company purchased a 20% interest in Mediametrie eRatings.com for $9,500.

During 2000, the Company purchased an equity share in NetRatings Japan equivalent to 21.25% of the ownership interest in the business for approximately $3,300,000. NetRatings Japan is responsible for building and maintaining a Japanese audience measurement panel and introducing our products and services to the Japanese market. At the date of purchase, the carrying amount of the NetRatings Japan venture investment exceeded the Company’s equity in the underlying net assets by approximately $2,243,000 ($1,507,000 at December 31, 2001). The amount was recorded as investments as of December 31, 2001.

During 2000, the Company, IBOPE Latinamericana S.A. and IBOPE Pesquisa de Midia Ltda. (“IBOPE eRatings.com”) established a joint venture in Latin America. The Company gave IBOPE Latinamericana S.A. and IBOPE Pesquisa de Midia Ltda. the right to use eRatings software indefinitely in Latin America for a 49% interest in IBOPE eRatings.com. IBOPE eRatings.com is responsible for building and maintaining Latin American audience measurement panels and introducing products and services to the Latin America market.

In 2001, the Company made additional investments of approximately $208,000, $697,000 and $1,100,000 into its equity investments of Mediametrie eRatings.com, NetRatings Japan and IBOPE eRatings.com.

The Company’s investments in joint ventures accounted for under the equity method consisted of the following as of December 31, 2001:

	Percentage Ownership	Carrying Amount
NetRatings Japan	21.25%	$1,904,000
MediaMetrie eRatings.com(1)	20.00	—
IBOPE eRatings.com	49.00	304,000

(1)
As of December 31, 2001, the Company’s share of losses exceeded its capital contributions and initial investment for MediaMetrie eRatings.com by $23,000. The Company’s intention is to continue to fund this investment, therefore, the Company continues to report its share of the losses. This excess loss amount is included in accrued liabilities in the accompanying balance sheet.

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

Summarized unaudited financial information for all equity affiliates is as follows:

December 31, 2001
Current assets	$2,672,000
Noncurrent assets	3,471,000
Current liabilities	(6,228,000)
Noncurrent liabilities	(32,000)

Year ended December 31, 2001
Revenues	$5,990,000
Net loss	(6,443,000)

5.    Related Party Transactions

ACNielsen has agreed to permit the Company to use the Nielsen trademark free of charge as long as the joint venture agreement remains in effect. The Company has entered into service agreements with ACNielsen to provide back office services such as treasury, legal, tax, finance, corporate management and support to the Company at the local country level. The agreements provide for ACNielsen to be reimbursed for all expenses incurred on the Company’s behalf. Costs paid to ACNielsen for these services of approximately $938,000 are included in operating costs on the statements of operations for the year ended December 31, 2001.

The Company, during the five-year period which commenced on September 22, 1999, will pay to NetRatings a fee of 10% of its revenues, subject to a minimum fee of $7,500,000 and a maximum fee of $15,000,000 for such five-year period. This payment is a licensing fee for use of NetRatings software by the Company and is included in operating costs. eRatings is required to make a cash payment of $375,000 per quarter based on the minimum fee.

NetRatings provides eRatings engineering support for their data center, marketing and software development. Fees related to these services are billed on a quarterly basis and approximately $1,495,000 was charged to eRatings for the year ended December 31, 2001 and is included in operating costs in the statement of operations.

The Company’s employees are also covered under ACNielsen’s defined benefit and defined contribution plans. For the year ended December 31, 2001 approximately $339,000 was charged to the Company in

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

connection with these plans and was fully reimbursed to ACNielsen and is included in selling and administrative costs in the statement of operations.

The Company reflected the following amounts on its balance sheet:

2001
Receivable from:
NetRatings, Inc.	$774,000
MediaMetrie eRatings.com	61,000

$835,000

Payable to:
ACNielsen	$6,733,000
NetRatings Japan	93,000
IBOPE eRatings.com	35,000

$6,861,000

The above amounts are non interest-bearing.

6.    Operating Leases

As of December 31, 2001, the future minimum lease payments under noncancelable operating leases for office space were $205,000 and $17,000 in 2002 and 2003 respectively. Total rent expense for the year ended December 31, 2001 was approximately $250,000. The Company has leases in Milpitas for office space which are terminating in 2002. The lease for office space in Stamford, Connecticut will renew automatically in April 2003 unless the Company provides notification on or prior to December 31, 2002.

7.    Property, Plant and Equipment

A summary of property, plant and equipment is as follows at December 31, 2001:

Computer equipment	$2,993,000
Furniture and fixtures	119,000
Leasehold improvements	48,000
Other	79,000

3,239,000
Less accumulated depreciation	1,006,000

$2,233,000

Depreciation expense for the year ended December 31, 2001 was $775,000.

ACNIELSEN eRATINGS.com

NOTES TO FINANCIAL STATEMENTS—(Continued)

8.    Employee Stock and Related Plans

During 2000, the Company adopted a stock incentive plan, which reserved 10,000,000 shares of the Company’s common stock for issuance to key employees. Under this stock incentive plan, 6,449,000 shares of common stock were available for future grants as of December 31, 2001. The plan provides that shares granted come from the Company’s authorized but unissued common stock or treasury stock. The price of options granted pursuant to these plans will not be less than the fair market value of the shares on the date of grant. The options have a term of ten years and vest 50% two years after grant and 25% in years three and four after grant.

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Pro forma information regarding net loss, as required by SFAS No. 123, has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The pro forma effect on net income for 2001 is not representative of the pro forma effect on net income in future years since compensation cost is allocated on a straight-line basis over the vesting periods of the grants, which extend beyond 2001.

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

The fair value of the options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions:

2001
Expected dividend yield	—
Risk-free interest rate	4.75%
Expected holding period of options	4.0 years

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. No compensation expense was recognized in 2001. The weighted average fair value of options granted during 2001 was $.17. Pro forma net loss is approximately $30,880,000.

The following is a summary of stock option activity for the year ended December 31, 2001:

	Number of Options	Average Exercise Price
Options outstanding at December 31, 2000	3,875,000	$1
Granted	1,337,000	1
Exercised	—	—
Canceled or expired	(1,760,000)	1

Options outstanding at December 31, 2001	3,452,000	$1

The average remaining contractual life of options outstanding is 8.5 years. There were no options exercisable as of December 31, 2001.

9.    Subsequent Event

On May 7, 2002,NetRatings Inc. issued 749,341 shares of NetRatings Inc. common stock with a market value of $9,600,000 to acquire the 80.1% stake of the Company (represented by one preferred convertible share) that was previously owned by ACNielsen.